FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

DUSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 Upton Drive
Wilmington, Massachusetts 01887

(Address of principal executive offices, including ZIP code)

(978) 657-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In response to current market conditions, DUSA Pharmaceuticals, Inc. issued a press release today attached hereto as Exhibit 99 to update anticipated sales for the quarter ending June 30, 2005 and to clarify the status of negotiations with PhotoCure and Galderma and of its Phase II clinical studies for the treatment of acne.

Except for historical information, this report and news release contain certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to expectations for lower sales for the June 30, 2005 quarter, beliefs regarding physicians’ supplies of Kerastick units, belief regarding effect of BLU-U pricing, timing of results of its Phase II acne clinical trials and intention and timing of release of sales results for the period ending June 30, 2005. Such risks and uncertainties include the Company’s ability to continue to penetrate the market, uncertainties in the clinical trial process, maintenance of its patent portfolio, and other risks identified in DUSA’s SEC filings from time to time, including those contained in DUSA’s Form 10-K for the year ended December 31, 2004.

Item 9.01.Financial Statements and Exhibits.

[99]	Press Release dated June 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.

Dated: June 22, 2005	By:	/s/ D. Geoffrey Shulman

D. Geoffrey Shulman, MD, FRCPC
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

No.	Description

99	Press Release dated June 22, 2005